     As filed with the Securities and Exchange Commission on April 26, 2002

                                                      Registration No. 333-87029


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         WORLDGATE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

                   DELAWARE                                      23-2866697
      ------------------------------                         ----------------
      (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                        Identification No.)

             3190 TREMONT AVE.
                 TREVOSE, PA                                      19053
       ----------------------------                       ----------------------
   (Address of Principal Executive Offices)                     (Zip Code)


                                 Randall J. Gort
                  Vice President, General Counsel and Secretary
                         WorldGate Communications, Inc.
                                3190 Tremont Ave.
                                Trevose, PA 19053
                     (Name and address of agent for service)

                                 (215) 354-5100
          (Telephone number, including area code, of agent for service)


                                 With a copy to:

                              Walter J. Mostek, Jr.
                           Drinker Biddle & Reath LLP
                                    Suite 300
                              1000 Westlakes Drive
                              Berwyn, PA 19312-2409
                                 (610) 993-2200

                     (Name, Address, and Telephone of Person
  Authorized to Receive Notices and Communications on Behalf of Filing Person)

On September 13, 1999, WorldGate Communications, Inc. (the "Company") filed a Registration Statement on Form S-1, Registration Statement No. 333-87029, as amended by Amendment No. 1 to Form S-1 on October 8, 1999 and as further amended by Post-Effective Amendment No. 1 on Form S-3 filed on July 14, 2001 (as amended, the "Registration Statement") pertaining to (a) 373,863 shares of its common stock, par value $.01 per share, and (b) 331,490 shares of its common stock issuable upon exercise of warrants held by certain selling stockholders for resale by such stockholders. The Company hereby removes and withdraws from registration all of the shares of its common stock, par value $.01 per share, registered pursuant to the Registration Statement which have not been sold as of the time of filing of this Post-Effective Amendment No. 2.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

EXHIBIT NO.    DESCRIPTION

3.1            Amended and Restated Certificate of Incorporation of the Company*
3.2            Amended and Restated Bylaws of the Company*

------------
* Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania, on the dates indicated.

                                          WorldGate Communications, Inc.


                                          By: /s/ HAL M. KRISBERGH
                                              -----------------------
                                              Hal M. Krisbergh
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                            Title                              Date

/s/ HAL M. KRISBERGH                    Chairman of the Board of Directors          April 26, 2002
----------------------                  and Chief Executive Officer
Hal M. Krisbergh                        (Principal Executive Officer)


/s/ JAMES V. AGNELLO                    Chief Financial Officer                     April 26, 2002
----------------------                  (Principal Financial Officer)
James V. Agnello


/s/ DAVID E. WACHOB                     Director                                    April 26, 2002
---------------------
David E. Wachob


/s/ CLARENCE L. IRVING, JR.             Director                                    April 26, 2002
-----------------------------
Clarence L. Irving, Jr.


/s/ JEFF MORRIS                         Director                                    April 26, 2002
-----------------
Jeff Morris


/s/ LEMUEL TARSHIS                      Director                                    April 26, 2002
--------------------
Lemuel Tarshis

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

3.1            Amended and Restated Certificate of Incorporation of the Company*
3.2            Amended and Restated Bylaws of the Company*

---------------
* Previously filed